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                                                                  Exhibit 11(b)

                                 June 3, 2005

Columbia Intermediate Tax-Exempt Bond Fund
c/o Columbia Funds Trust V
One Financial Center
Boston, Massachusetts 02111

Ladies and Gentlemen:

   We consent to the filing of forms of the legal opinions our firm expects to deliver in connection with the proposed combination of Columbia Intermediate Tax-Exempt Bond Fund, a series of Columbia Funds Trust V (the "Trust"), with Columbia Pennsylvania Intermediate Municipal Bond Fund, a series of the Trust, and with Nations Intermediate Municipal Bond Fund, Nations Kansas Municipal Income Fund and Nations Tennessee Intermediate Municipal Bond Fund, each a series of Nations Funds Trust, with and as part of the Registration Statement of the Trust on Form N-14 and to the references to our firm in each of the related prospectus/proxy statements under the caption "Federal Income Tax Consequences."

                                          Very truly yours,

                                          /s/ Ropes & Gray LLP

                                          Ropes & Gray LLP